SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2021

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Association and Bylaws; Change in Fiscal Year

On March 17, 2021, the Board of Directors (the “Board”) of Union Bankshares, Inc. (the “Company”) adopted Amended and Restated Bylaws for the Company (the “Amended Bylaws”). The Amended Bylaws modernize and harmonize the bylaws with the current provisions of the Vermont Business Corporation Act, as amended (the “VBCA”). The amendments include new or amended provisions relating to the following:

Date of Annual Meeting: Consistent with past practice, Section 2.1 specifies that the annual meeting will be held on the third Tuesday in May, subject to the Board’s discretion to set a different date. Prior to amendment, the Bylaws provided for the annual meeting to be held between 30 and 150 days after the close of the fiscal year.

Virtual and Hybrid Shareholder Meetings: Consistent with applicable provisions of the VBCA, Section 2.3 provides that the Board may determine that a shareholder meeting will be held entirely by means of electronic communication (a “virtual meeting”), or partly in person and partly by means of electronic communication (a “hybrid meeting”). The Board is also authorized to adopt such procedures for conducting shareholder meetings via electronic communications as the directors deem necessary or appropriate.

Advance Notice Bylaw for Shareholder Nominations and other Business: There is no counterpart to Section 2.4 in the prior version of the Bylaws. Section 2.4 requires shareholders to provide specified timely notice to the Company if they intend to present a director nomination or other matter for action at an annual meeting or special meeting of shareholders. The advance bylaw provision would apply if the shareholder does not seek to have his/her proposal included in the Company’s proxy statement for the meeting and instead makes his/her own solicitation, or simply wishes to raise the matter from the floor at the meeting, without soliciting proxies. The information required to be provided tracks that which would be required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission. In order to be considered timely, the shareholder generally must provide the required notice during the 30 day period between 120 days and 90 days before the anniversary date of the previous year’s annual meeting. The advance notice requirement is designed to provide the Company adequate time to evaluate the nominee or proposal and to formulate a response. The notice period under the advance notice bylaw is abbreviated for a special meeting, which may be held on short notice. Section 2.4(d) clarifies that the foregoing provisions are in addition to, and not in lieu of, applicable provisions of the rules of the Securities Exchange Commission if a shareholder seeks to have the proposal included in the Company’s annual meeting proxy materials, including timing and informational requirements. The deadline for submitting proposals under those rules is earlier, between 180 and 120 days before the date of the proxy materials for the prior year’s annual meeting.

Record Date: Consistent with the VBCA, under Section 2.5 a record date for determining shareholders for any purpose (including payment of dividends and notice and voting at shareholder meetings) must not be earlier than the close of business on the on the day the record is fixed and not later than 70 days before the meeting or other action or event for which the record date is set. Section 2.5 also provides that a new record date must be set for an adjourned meeting of shareholders if the meeting is postponed to a date later than 120 days after the date originally fixed for the meeting.

Notices to Shareholders and Householding of Notices: Consistent with the VBCA, Section 2.6 provides that written notice of shareholder meetings must be provided no fewer than 10 nor more than 60 days before the date of the meeting. Section 2.6 permits notice to be provided by electronic transmission (such as email), but only if the shareholder has consented receiving notice in that manner. Section 2.6 also permits the householding of notices in accordance with applicable rules of the Securities Exchange Commission.

Quorum: As under the prior Bylaws, under Section 2.7 a majority of the outstanding shares of common stock present in person or represented by proxy is required to convene a meeting of the shareholders. In addition, consistent with the VBCA, Section 2.7 also specifies that a quorum must be present with respect to a particular matter in order for action to be taken on such matter.

Vote Required for Shareholders to Take Action: Consistent with the VBCA, under Section 2.9 the ordinary shareholder voting standard for approval of matters (other than election of directors) is more votes cast “for” than

“against” the matter, rather than a majority of the quorum. As under the prior Bylaws, directors are elected by plurality vote.

Judges of Election: Section 2.11 reflects the Company’s past practice of appointing judges of election to assist with tabulation of the votes and related matters concerning the voting at shareholder meetings.

Presiding Officer at Shareholder Meetings: Section 2.12 reflects the Company’s past practice of having the Board Chair, rather than the President, preside at meetings of the shareholders.

Shareholders’ Right to Inspect Books and Records: Section 2.13 provides that a shareholder’s right to inspect the Company’s books and records will be governed by applicable provisions of the VBCA. The section also provides that the Board or President may establish reasonable requirements not in contravention of applicable law, respecting shareholder access to records, including confidentiality protections when they deem it appropriate.

Fixing the Number of Directors and Director Independence: Section 3.1 provides that the Board will consist of at least three directors as under the prior bylaws, but provides that the exact number may be fixed from time to time by the directors or shareholders rather than by the shareholders at each annual meeting. Section 3.1 also requires that, for so long as the Company has a class of equity securities listed for trading on the NASDAQ Stock Market, at least a majority of the total number of directors must be “independent directors” within the meaning of NASDAQ’s rules for listed companies.

Age and Other Qualifications for Directors: Section 3.2 implements an existing age qualification requirement under a shareholder approved policy that provides that a director shall retire from the Board (that is, not stand for re-election) at the next annual meeting following his or her attainment of age 72. Section 3.2 prohibits the election, re-election or appointment of an individual to the Board following attainment of age 72. Section 3.2 also provides that the Board may adopt other qualifications for Board service, other than a Vermont residency requirement.

Notices of Directors Meetings: Section 3.3(c) permits notice of a meeting of directors to be provided orally or by electronic transmission at least 24 hours in advance of the meeting.

Meetings of Independent Directors: Consistent with NASDAQ requirements for listed companies, Section 3.3(d) provides that the independent directors will meet at least twice annually.

Board Chair and Vice Chair: Consistent with past practice, Sections 3.7 and 3.8 provide for the appointment of a Board Chair and Vice Chair, respectively.

Standing Committees: Section 3.9 provides for the appointment of three standing committees of the Board (Audit, Compensation and Nominating and Corporate Governance) and requires that such committees operate under written charters and that all members of such committees be independent under applicable legal standards. Section 3.9 also provides for the appointment of ad hoc committee from time to time and prohibits any Board committee from exercise any power that is expressly prohibited for board committees under the VBCA.

Removal of Directors: Consistent with the VBCA, Section 3.12 permits the removal of a director by the shareholders, with or without cause.

Indemnification of Directors, Officers and Others: Article VI updates the indemnification provisions in the prior bylaws to conform to current provisions of the VBCA. Article VI provides for mandatory indemnification of directors and permissive indemnification of officers and other employees. Indemnification is also available to an individual serving as a fiduciary of a Company employee benefit plan. Consistent with the VBCA, in order for indemnification to be available, the individual must meet a required standard of conduct.

Emergency Bylaw: Article VII provides emergency provisions for the continued operation of the Company in the event of a severe emergency, such as war or a major natural disaster. Article VII is intended to be interpreted and implemented in a manner consistent with Union Bank’s disaster recovery plan.

Prohibited Management Interlocks: Section 8.6 incorporates applicable legal restrictions under federal banking laws against certain prohibited management interlocks with other financial institutions. Section 8.6 also provides that, whether or not otherwise prohibited under federal law, no director, officer or employee may serve as a director, officer, management or supervisory committee member, employee or corporator of any unaffiliated financial institution or financial institution holding company domiciled in, or operating offices in, Vermont or any contiguous state.

In addition to the foregoing, the Amended and Restated Bylaws include other revisions and updates that are intended to conform the bylaws to applicable provisions of the VT BCA and past practices.

The foregoing summary of the amendments is qualified in its entirety by reference to full text of the Amended and Restated Bylaws, which is filed as Exhibit 99.1 to this report.

The amendments took effect on March 17, 2021, immediately upon adoption by the Board, except that the advance notice bylaw provision in Section 2.4 will not be deemed to apply to the 2021 annual meeting of shareholders, as the time period under that section for timely submission of notice of director nominations or other business at the 2021 annual meeting has already passed. The deadlines for submitting nominations and for proposing other business at the 2022 annual meeting will be disclosed in the proxy statement for the 2021 annual meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1    Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through March 17, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

March 18, 2021	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

March 18, 2021	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

99.1	Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through March 17,2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)